Exhibit 99.4

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), is dated as of January [●], 2026 (the “Effective Date”), is made by and among Axiom Partners GmbH, a company organized under the laws of the Swiss Republic (“Axiom”), Atlantic International Corp., a Delaware corporation (“Company”), and each of the stockholders of the Company as set forth on Exhibit A attached hereto (collectively, the “Stockholders,” and individually a “Stockholder”). Axiom, Company and the Stockholders are referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Axiom, Atlantic and Circle8 B.V., a company organized under the laws of the Netherlands (“Circle8”), are entering into an Acquisition Agreement, dated as of the date hereof (the “Acquisition Agreement”), pursuant to which, among other things and subject to the terms and conditions of the Acquisition Agreement, Company will acquire Circle8 (the “Acquisition”) in exchange for the issuance at Closing of shares representing 19.99% of the issued and outstanding common stock of Atlantic and the Convertible Note;

WHEREAS, the board of directors of Atlantic (the “Atlantic Board”) has (a) determined that the Acquisition Agreement and all ancillary documents to which Atlantic is or will be a party and the transactions contemplated thereby, including the Acquisition and the Conversion, are fair to and in the best interests of Atlantic and its stockholders, (b) approved, adopted and declared advisable the Acquisition Agreement and the transactions contemplated thereby, including the Acquisition, in accordance with the requirements of the DGCL and (c) resolved to recommend approval of (i) the issuance of the shares of Common Stock issuable upon full conversion of the Convertible Note, (ii) the additional issuance of shares of Common Stock contemplated to be issued to Axiom (or its designee) under the Acquisition Agreement in the event that the Convertible Promissory Note issued to IDC Technologies, Inc. (as assigned) (the “IDC Note”) converts, and (iii) the transactions contemplated by the Acquisition Agreement and any agreements ancillary thereto (such approval, the “Requisite Approval”);

WHEREAS, as of the Effective Date, each Stockholder is the record and beneficial owner of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A attached hereto (each, including any such Additional Securities (as defined below) an “Owned Share”); and

WHEREAS, as a condition and an inducement to the willingness of Axiom and Circle8 to enter into the Acquisition Agreement, concurrently with the execution and delivery of the Acquisition Agreement, the Stockholders are entering into this Agreement with Axiom and Company, pursuant to which, among other things, each such Stockholder has agreed to vote as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
STOCKHOLDERS CONSENT;
AGREEMENT TO VOTE AND IRREVOCABLE PROXY

Section 1.1 Agreement to Vote

Each Stockholder hereby irrevocably and unconditionally agrees that, from the Effective Date until the earlier of (a) the time that the Requisite Approval has been obtained and (b) termination of this Agreement in accordance with Section 4.1 (the “Agreement Term”), such Stockholder shall (i) take all such actions as may be reasonably required to cause each of such Stockholder’s Owned Shares to be present, in person or by proxy, at the Company Stockholder Meeting and (ii) at any Company Stockholder Meeting vote (or cause to be voted), to the extent entitled to vote thereon, all of such Stockholder’s Owned Shares:

(A) in favor of (I) approval of (1) the issuance of the shares of Common Stock issuable upon full conversion of the Convertible Note, (2) the additional issuance of shares of Common Stock contemplated to be issued to Axiom (or its designee) under the Acquisition Agreement in the event that IDC Note converts, and (3) the transactions contemplated by the Acquisition Agreement and any agreements ancillary thereto, and (II) the approval of any proposal to adjourn such Company Stockholder Meeting to a later date if there are not sufficient votes for approval of (1) the issuance of the shares of Common Stock issuable upon full conversion of the Convertible Note, (2) the additional issuance of shares of Common Stock contemplated to be issued to Axiom (or its designee) under the Acquisition Agreement in the event that IDC Note converts, and (3) the transactions contemplated by the Acquisition Agreement and any agreements ancillary thereto; and

(B) against (I) any Alternative Proposal, (II) any action that would reasonably be expected to result in a breach of or failure to perform any representation, warranty, covenant or agreement of the Company under the Acquisition Agreement or the Convertible Note or of such Stockholder under this Agreement, (III) any action that would reasonably be expected to prevent or materially delay or impede the consummation of the transactions contemplated by the Acquisition Agreement, including the Conversion and the issuance of any Contingent Share Consideration, (IV) any merger agreement or merger (other than the Acquisition Agreement and the Conversion), consolidation, combination, material business transaction, sale of assets, reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, and (V) any amendment of the Company’s organizational documents that would reasonably be expected to impair the ability of the Company, Axiom or Circle8 to complete the Contemplated Transactions (including the Conversion and the issuance of any contingent Share Consideration), or that would or would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the consummation of the Conversion or the issuance of the Contingent Share Consideration.

Section 1.2 Other Voting Rights

For the avoidance of doubt, except as expressly set forth in this Agreement, nothing in this Agreement shall limit the right of any Stockholder to vote in favor of, against, or abstain with respect to any matter presented to the Company’s stockholders not addressed by this Agreement.

Section 1.3 Grant of Irrevocable Proxy

Each Stockholder hereby irrevocably appoints Company and any designee of Company, and each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote at the Company Stockholder Meeting during the Agreement Term, with respect to such Stockholder’s Owned Shares as of the applicable record date, in each case solely to the extent and in the manner specified in Section 1.1 (the “Proxy”); provided, however, that such Proxy shall be effective if, and only if, the Stockholder has not delivered to the Corporate Secretary of the Company, at least two Business Days prior to the Company Stockholder Meeting, a duly executed proxy card directing that such Stockholder’s Owned Shares be voted in accordance with Section 1.1. The Proxy is given to secure the performance of the duties of each Stockholder under this Agreement, and its existence will not be deemed to relieve any Stockholder of such Stockholder’s obligations under this Agreement. The Proxy shall expire and be deemed revoked automatically at the expiration of the Agreement Term or in the event of termination of this Agreement pursuant to Section 4.1.

Section 1.4 Nature of Irrevocable Proxy

The Proxy granted by each Stockholder is irrevocable during the Agreement Term or until this Agreement is terminated pursuant to Section 4.1, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by any Stockholder with regard to such Stockholder’s Owned Shares and each Stockholder acknowledges that the Proxy constitutes an inducement for Axiom and Circle8 to enter into the Acquisition Agreement and consummate the transactions contemplated thereby. The power of attorney granted by each Stockholder is a durable power of attorney and shall survive the bankruptcy, dissolution, death or incapacity of such Stockholder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder, on behalf of itself, severally, but not jointly, hereby represents and warrants to Axiom and Circle8 as of the Effective Date:

Section 2.1 Power; Due Authorization; Binding Agreement

Such Stockholder has all requisite corporate power, authority and legal capacity (as applicable) to enter into this Agreement and, subject to receipt of the Requisite Approval, to consummate the transactions contemplated by the Acquisition Agreement, including the Conversion. The execution and delivery of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, partnership or other applicable action on the part of such Stockholder, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due and valid authorization, execution and delivery hereof by the other Parties, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforcement may be subject to the Bankruptcy and Equity Exceptions.

Section 2.2 Ownership of Shares

Such Stockholder’s Owned Shares are owned beneficially and of record by such Stockholder free and clear of any Liens. Such Stockholder does not beneficially own any capital stock or other securities of the Company other than the Owned Shares and does not beneficially own any rights to purchase or acquire any shares of capital stock of the Company except as set forth opposite such Stockholder’s name on Exhibit A. Other than restrictions in favor of Axiom pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act, as of the Effective Date such Stockholder has (except as otherwise permitted by this Agreement) sole voting power and sole dispositive power with respect to the matters set forth in Section 1.1 in respect of all of the Owned Shares of such Stockholder and no proxies have been given in respect of any or all of such Owned Shares other than proxies which have been validly revoked prior to the Effective Date.

Section 2.3 Adequate Information

Such Stockholder is a sophisticated holder with respect to the Owned Shares and has adequate information concerning the transactions contemplated by the Acquisition Agreement, including the Conversion, and concerning the business and financial condition of Axiom, Circle8 and the Company to make an informed decision regarding the matters referred to herein and has independently, without reliance upon the Company, Axiom or Circle8, and based on such information as such Stockholder has deemed appropriate, made such Stockholder’s own analysis and decision to enter into this Agreement.

Section 2.4 No Conflict

The execution and delivery of this Agreement by such Stockholder does not, and the performance of the terms of this Agreement by such Stockholder will not, (a) require the consent or approval of, or any filing with, any other Person, (b) conflict with or violate any organizational document of such Stockholder, (c) conflict with or violate or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on, any of the Owned Shares pursuant to any Contract to which such Stockholder is a party or by which such Stockholder or any of the Owned Shares are bound, or (d) violate any applicable Laws applicable to such Stockholder or any of its assets (including the Owned Shares), except for any of the foregoing which would not, individually or in the aggregate, prevent, materially delay or impair in any material respect the Stockholder’s ability to perform its obligations under this Agreement.

Section 2.5 Acknowledgment

Such Stockholder understands and acknowledges that Axiom and Circle8 are entering into the Acquisition Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

Section 2.6 Transaction Fee

Such Stockholder has not employed any investment banker, broker or finder in connection with the Contemplated Transactions who is entitled to any fee or any commission from Axiom, Circle8 or the Company or any of their respective Subsidiaries in connection with or upon consummation of the Conversion or any other transaction contemplated by the Acquisition Agreement.

Section 2.7 Actions and Proceedings

There are no (a) Actions pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of its assets or (b) outstanding Orders or Contracts settling any actual or threatened Action to which such Stockholder or any of its assets are subject or bound, in each case, which would prevent, materially delay or impair in any material respect such Stockholder’s ability to perform its obligations under this Agreement.

ARTICLE III
COVENANTS OF THE STOCKHOLDERS

Section 3.1 Restriction on Transfer, Proxies and Non-Interference

Each Stockholder hereby agrees, during the Agreement Term, not to, directly or indirectly, voluntarily or involuntarily, (a) sell, transfer, pledge, encumber, assign or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), or limitation on the voting rights of, any of the Owned Shares or any economic interest therein (any such action, a “Transfer”), (b) grant any proxies or powers of attorney with respect to the Owned Shares of such Stockholder, deposit any such Owned Shares into a voting trust or enter into a voting agreement with respect to any such Owned Shares, in each case with respect to any vote on the approval of the Conversion or any other matters set forth in Section 1.1 of this Agreement, (c) form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any Persons with respect to any securities of the Company, or (d) commit or agree to take any of the foregoing actions during the Agreement Term; provided, that, the foregoing notwithstanding, the following Transfers are permitted: (i) Transfers of Owned Shares to any affiliate of such Stockholder who has agreed in writing (the form and substance of which is reasonably acceptable to Axiom) to be bound by the terms of this Agreement; or (ii) Transfers of Owned Shares with Axiom’s prior written consent (which may be withheld in Axiom’s sole discretion).

Section 3.2 Additional Securities

From the Effective Date until the earlier of (a) the termination of this Agreement pursuant to Section 4.1 and (b) the meeting of Atlantic stockholders at which the Conversion is approved (the “Company Stockholder Meeting”), in the event any Stockholder becomes the record or beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) any shares of Company Common Stock or any other voting securities of the Company, (ii) any securities which may be converted into or exchanged for such share or other securities, or (iii) any securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such shares or other securities (collectively, “Additional Securities”), such Additional Securities will be subject to the terms of this Agreement and the covenants applicable to the Owned Shares hereunder shall apply to such Additional Securities as though owned by the Stockholder on the Effective Date.

Section 3.3 Acquisition Agreement Obligations

Each Stockholder agrees that it shall not, and shall cause its affiliates (other than passive investors in the Stockholder who are not otherwise affiliates of the Stockholder or involved in advising or managing such Stockholder or any of its affiliates) and each of its and their respective Representatives not to, directly or indirectly through another Person, (a) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to an Acquisition Proposal; (b) furnish or disclose any non-public information to any Person (other than to Axiom, Circle8 and the Company) in connection with, or that would reasonably be expected to lead to an Alternative Proposal; (c) enter into any Contract or other arrangement or understanding regarding an Alternative Proposal; (d) prepare or take any steps in connection with a public offering of any Equity Interests of the Company or its Subsidiaries; or (e) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any Person to do or seek any of the foregoing.

Section 3.4 Further Assurances

From time to time, at the reasonable request of Axiom or the Company and without further consideration, each Stockholder shall, at the Company’s cost and expense, use reasonable best efforts to execute and deliver such additional documents and take all such further action as may be reasonably necessary to comply with such Stockholder’s obligations under this Agreement.

Section 3.5 Notice of Acquisitions

Each Stockholder (severally and not jointly) agrees to notify Axiom as promptly as reasonably practicable (and in any event within two Business Days after receipt) orally and in writing of the number of any additional Atlantic Common Stock or other securities of the Company of which such Stockholder acquires beneficial ownership on or after the date hereof.

Section 3.6 General Covenants

Each Stockholder agrees that such Stockholder shall not:

(a) enter into any Contract with any Person or take any other action that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or

(b) take any action that would restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform such Stockholder’s covenants and obligations under this Agreement.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Termination of this Agreement

This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any Party upon the Conversion Date.

Section 4.2 Effect of Termination

In the event of termination of this Agreement pursuant to Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any Party; provided, however, no such termination shall relieve any Party from any liability for any breach of this Agreement occurring prior to such termination and the provisions of this ARTICLE IV, shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at Law or in equity) against any other Party for that Party’s breach of any of the terms of this Agreement prior to the date of termination. Nothing in the Acquisition Agreement shall relieve any Stockholder from any liability arising out of or in connection with this Agreement.

Section 4.3 Entire Agreement

This Agreement (together with the Acquisition Agreement and Convertible Note) and other documents delivered in connection with this Agreement contain the entire understanding of the Parties in respect of their subject matter and supersede all prior agreements and understandings (oral or written) between the Parties with respect to such subject matter, other than the confidentiality agreements entered into between the Parties.

Section 4.4 Binding Effect; Assignment

The rights and obligations of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any Party without the prior written consent of the other Parties.

Section 4.5 Amendment

This Agreement may only be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by Axiom or Circle8 in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No waiver of any provision of this Agreement shall be effective except by written instrument executed by the Party against whom the waiver is to be effective. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

Section 4.6 Notices

All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) one Business Day after deposit with Federal Express or similar overnight courier service for delivery the next Business Day, (c) upon confirmation by email transmission (with a copy sent by overnight prepared courier service for delivery the next Business Day) or (d) three Business Days after being mailed by first class mail, return receipt requested. Notices, demands and other communications to the Parties shall, unless another address is specified in writing, be sent to the addresses indicated below:

if to Axiom or Circle8, to:

Axiom Partners GmbH
Gubelstrasse 11
Zug Swiss
Attention: Guus Franke

Email: [***]

with a copy (which shall not constitute notice) to:

Jones Day

250 Vesey Street

New York, NY 10281
Attention: Mike Jansen; Ann Bomberger; Rory Hood

Email: mjansen@jonesday.com; ambomberger@jonesday.com; rhood@jonesday.com if to Atlantic:

Atlantic International Corp.
270 Sylvan Avenue, Suite 2230
Englewood Cliffs, NJ 07632
Attention: Jeffrey Jagid, Chief Executive Officer
Email: jjagid@atlantic-international.com

with a copy (which shall not constitute notice) to:

Davidoff Hutcher & Citron LLP
605 Third Avenue, 34th Floor
New York, New York 10158
Attention: Elliot H. Lutzker, Esq.
Email: ehl@dhclegal.com

if to the Stockholders, the address reflected after the applicable signature block for the respective Stockholder.

Section 4.7 Governing Law

This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 4.8 Consent to Jurisdiction

Each Party hereby submits to the exclusive jurisdiction of the Delaware Court of Chancery or, if under applicable Law the Delaware Court of Chancery does not have proper subject matter jurisdiction, any federal or state court in the State of Delaware (and appellate courts thereof) (the “Delaware Courts”) for any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof. Each Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such court. Each of the Parties irrevocably and unconditionally waives and agrees not to plead or claim in any such court (a) that it is not personally subject to the jurisdiction of the Delaware Courts for any reason other than the failure to serve process in accordance with applicable Law, (b) that it or its property is exempt or immune from jurisdiction of the Delaware Courts or from any legal process commenced in the Delaware Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law that (i) the suit, action or proceeding in the Delaware Courts is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Delaware Courts.

Section 4.9 Waiver of Jury Trial

EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 4.10 Specific Performance

The Parties agree that irreparable harm would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that, without posting bond or other undertaking, the Parties shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any such action is brought in equity to enforce the provisions of this Agreement, no Party will allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The Parties further agree that (a) by seeking any remedy provided for in this Section 4.10, a Party shall not in any respect waive its right to seek any other form of relief that may be available to such Party under this Agreement and (b) nothing contained in this Section 4.10 shall require any Party to institute any action for (or limit such Party’s right to institute any action for) specific performance under this Section 4.10 before exercising any other right under this Agreement.

Section 4.11 Severability

If any provisions of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable in any jurisdiction, then (a) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of the invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.12 Counterparts

This Agreement may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument.

Section 4.13 Interpretation

The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When a reference is made in this Agreement to an Article, Section, paragraph, clause or Exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to any “statute” or “regulation” are to the statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any “section of any statute or regulation” include any successor to the section. The definition of any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. All references to “$” in this Agreement shall be deemed references to United States dollars. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day. The headings contained herein (including in the Exhibits) are for reference purposes only and shall not affect in any way the meaning or interpretation hereof. The Parties agree that the terms and language of this Agreement were the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

Section 4.14 Publication

Each Stockholder hereby permits Company to publish and disclose in any documents or schedules filed with the SEC and any other disclosures or filings required by applicable Law such Stockholder’s identity and ownership of the Owned Shares and the nature of such Stockholder’s commitments pursuant to this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

Axiom Partners GmbH

By:
Name:
Title:

ATLANTIC INTERNATIONAL CORP

By:
Name:
Title:

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STOCKHOLDERS:

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Exhibit A

Company Stock Ownership

Stockholder	Number of Shares Beneficially Owned
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